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                                                                 EXHIBIT 23(a)



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of Pegasus Communications Corporation and subsidiaries on Form S-8 (File No. 333-22845) of our report dated February 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995.



/s/ COOPERS & LYBRAND L.L.P.
----------------------------

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 13, 1998



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